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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-A
                                 AMENDMENT NO. 1

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Amkor Technology, Inc.
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             (Exact name of Registrant as specified in its charter)


                Delaware                               23-2925614
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                              Goshen Corporate Park
                              1345 Enterprise Drive
                             West Chester, PA 19380
               (Address of principal executive offices) (Zip Code)

If this form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box. [ ]

If this form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

Securities to be registered pursuant to Section 12(g) of the Act:

                                Common Stock and
              ___ % Convertible Subordinated Notes and Common Stock
                                (Title of Class)


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Item 1.  Description of Registrant's Securities to be Registered

        The class of securities to be registered hereunder are (1) Common Stock, $.001 par value per share, and (2) ___% Convertible Subordinated Notes due 2003 (the "Notes") of Amkor Technology, Inc. (the "Registrant"). With respect to the Common Stock, the description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-37235), as subsequently amended on March 31, 1998 (the "Registration Statement on Form S-1"), which Registration Statement on Form S-1 was originally filed with the Securities and Exchange Commission on October 6, 1997, is incorporated herein by reference. With respect to the Notes, the description set forth under the caption "Description of Convertible Notes" in the Prospectus included in the Registration Statement on Form S-1 is incorporated herein by reference.

Item 2.  Exhibits




    Number                      Description
    ------                      -----------
    3.1(1)      Certificate of Incorporation of the Registrant

    3.2(1)      Bylaws of Registrant

    4.1(1)      Specimen Stock Certificate

    4.2(1)      Form of Indenture dated ________, 1998

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1       Incorporated herein by reference to the exhibits of the same number in the Registration Statement on Form S-1 (File No. 333-37235).

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this amended registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date:  April 29, 1998

                                 AMKOR TECHNOLOGY, INC.




                                 By: /s/ JAMES J. KIM
                                    -----------------------------------------
                                    James J. Kim, Chief Executive Officer

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                                Index to Exhibits


     Exhibit
        No.                     Exhibit
     -------                    -------
        3.1(2)    Certificate of Incorporation of the Registrant

        3.2(2)    Bylaws of Registrant

        4.1(2)    Specimen Stock Certificate

        4.2(2)    Form of Indenture dated ________, 1998


                                        2

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(2)     Incorporated herein by reference to the exhibits of the same number in the Registration Statement on Form S-1 (File No. 333-37235).

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